Exhibit 99

RPC, Inc. Announces Presentation at the

Barclays CEO Energy-Power Conference

ATLANTA, September 4, 2018 – RPC, Inc. (NYSE: RES) today announced today that it will attend the Barclays CEO Energy-Power Conference in New York on Wednesday, September 5th, and will make a presentation at the conference at 11:45 AM ET.

In RPC’s presentation, management will provide a corporate overview, discuss the Company’s outlook and strategies under current market conditions, highlight the services RPC provides and review its most recently published financial results. Management's remarks and the presentation materials for each presentation will be available in real time on RPC’s investor website, www.rpc.net, and will be archived for a period of 30 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

For more information about RPC, Inc. and/or this presentation, please contact:

Jim Landers

Vice President, Corporate Finance

404-321-2162

jlanders@rpc.net

Sharon Gardner

Manager, Investor Relations

404-321-2172

sgardner@rpc.net